Exhibit 10.10

Central European Media Enterprises Ltd. Stock Incentive Plan
Consolidated Form of PRSU Agreement (for use from March 2015)
CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
RESTRICTED STOCK UNIT AWARD AGREEMENT
(PERFORMANCE-BASED VESTING)
This Restricted Stock Unit Award Agreement (including the annexes attached hereto, the “Agreement”) dated as of [•] is between Central European Media Enterprises Ltd. (the “Company”) and [•] (the “Grantee”).

1.
Grant of Award. The Company hereby grants to the Grantee as of the date hereof, in accordance with the terms of the Company’s Amended and Restated Stock Incentive Plan (as amended, the “Plan”) and subject to and upon the terms, conditions and restrictions of this Agreement, a “Target” award of [•] restricted stock units (the “Performance Restricted Stock Units”, “PRSUs” or the “Award”). Subject to the provisions of this Agreement, the total number of PRSUs that will vest as of any Vesting Date (as defined in Annex A) will be determined in accordance with the provisions of Annex A and is subject to the satisfaction of the performance vesting criteria set out in Annex A hereto and Grantee’s continuous employment with the Company or any of its Subsidiaries (“Service”) from the date hereof through the corresponding Vesting Date.

Each Performance Restricted Stock Unit represents a right to receive one share of Class A Common Stock of the Company for each Performance Restricted Stock Unit that vests in accordance with Annex A. Unless specifically provided for in this Agreement, the Award shall be governed by the terms of the Plan, which are incorporated herein by reference.

2.	Additional Vesting Provisions

(a)
Right to Award. The actual vesting of any PRSUs will be determined based on the satisfaction of the performance vesting requirements in accordance with Annex A and with the applicable provisions of the Plan and this Agreement.

(b)
Termination of Service. In the event the Grantee’s Service ceases for any reason (other than as provided in Section 2(c) below or Annex B), Performance Restricted Stock Units that have not previously vested prior to such cessation of Service shall immediately be forfeited to the Company without payment of any consideration for the Performance Restricted Stock Units, and the Grantee will have no further right, title or interest in or to such Performance Restricted Stock Units or the underlying shares.

(c)
Death or Disability. In the event the Grantee’s Service ceases due to the Grantee’s death or termination by the Company due to disability, the performance restrictions on the Target amount of Performance Restricted Stock Units that have not previously vested shall lapse and such Performance Restricted Stock Units shall become fully vested upon such cessation. For purposes of this Agreement, “disability” means the Grantee’s inability to perform the duties and responsibilities required of the Grantee by reason of a physical or mental disability or infirmity which has continued for more than one hundred and twenty (120) consecutive calendar days in any twelve (12) consecutive month period, as determined by the Committee.

(d)
Change of Control. Notwithstanding any other provision of this Agreement or the Plan, Awards of Performance Restricted Stock Units that have not previously vested will vest in accordance with the provisions of Annex B in connection with a Change of Control or a Time Warner Transaction (as defined in Annex B). Section 17.B. of the Plan shall not apply to this Award.

3.	Settlement of the Award; Delivery of Shares.

(a)	Delivery of Shares. Subject to Sections 5, 7 and 8, the Company shall issue shares of Class A Common Stock within sixty (60) days following the vesting of the Award or portion thereof.

(b)	Book-entry Settlement. Upon issuance of shares of Class A Common Stock, the Company shall name the Grantee as the registered holder of such shares in the Company’s share register.

4.
Adjustments for Changes in Capitalization. In the event the Committee makes any adjustment to the Performance Restricted Stock Units underlying the Award pursuant to the Plan following a change of capitalization, any additional Performance Restricted Stock Units or other property that become subject to the Award will, unless otherwise determined by the Committee, be subject to the same forfeiture restrictions, delivery requirements and other provisions of this Agreement applicable to Performance Restricted Stock Units underlying this Award. No fractional shares or rights to fractional shares of Class A Common Stock will be created or issued. Any fraction of a share will be rounded down to the nearest whole share.

5.
Withholding Taxes. Grantee acknowledges that Grantee may be liable for taxes assessed and/or withheld on the Award pursuant to applicable federal, state, national or local law under the applicable laws of the jurisdiction where the Grantee is resident or may otherwise be applicable to the Grantee in respect of the Performance Restricted Stock Units or the issuance of shares of Class A Common Stock underlying the Performance Restricted Stock Units.

(a)
Amount of Withholding Taxes. Prior to the settlement of any portion of the Award, the Company shall inform the Grantee of (i) the estimated amount of any federal, state, national, local income and employment taxes and social, health or national insurance (collectively, “Taxes”) which the Company determines will be owed by the Grantee, by reason of the vesting and/or settlement of the Award and (ii) the amount, if any, that the Company or any of its Subsidiaries will be required to withhold from the Grantee by reason of such vesting and/or settlement.

(b)
Payment of Withholding Taxes. The Grantee may satisfy its obligation in respect of withholding Taxes: (a) by paying to the Company in cash an amount equal to the withholding Taxes no later than the date of settlement of the Award; or (b) subject to compliance with applicable law and the Company’s Insider Trading Policy, by delivering to the Company an instruction to a broker approved by the Company providing for the assignment of the proceeds from the sale of some or all of the shares of Class A Common Stock to be received on the settlement of an Award. The Company may withhold amounts from any compensation otherwise payable to the Grantee by the Company or any of its Subsidiaries, and the Grantee hereby authorizes the withholding from compensation payable to Grantee, any amounts required to satisfy the federal, state, national or local withholding Tax obligations of the Company or any of its Subsidiaries in connection with the Award. The Company shall not be required to deliver any shares of Class A Common Stock if it has not received satisfactory evidence of payment of all withholding Taxes.

(c)
Satisfying Withholding Tax Obligations with Shares. The Company may, in the discretion of the Committee, permit the Grantee to satisfy all or any portion of the Company’s or any of its Subsidiaries’ obligations for withholding Taxes in respect of an Award by deducting from the shares of Class A Common Stock the Grantee would otherwise receive a number of shares having a fair market value equal to the amount of withholding Taxes that are payable (using the minimum statutory rates of withholding for purposes of determining such amount). The Grantee agrees that delivery of a number of shares of Class A Common Stock net of the amount deducted for purposes of satisfying withholding Tax obligations shall be full settlement of the Award for all purposes.

6.
Non Transferability. The Grantee shall not sell, assign, exchange, transfer (other than by will or the laws of descent or distribution), pledge, charge, hypothecate or otherwise dispose of or encumber the Award or the Performance Restricted Stock Units.

7.
Rights as a Shareholder. Neither the Grantee nor the Grantee’s representative shall have any rights as a shareholder with respect to any shares of Class A Common Stock underlying any Performance Restricted Stock Units until such Award or any of its portion, as the case may be, has vested and such shares of Class A Common Stock have been issued, recorded in the records of the Company or its transfer agent and delivered to the Grantee. The Grantee must complete such administrative documentation required by this Agreement or the Committee before the Company may issue the shares of Class A Common Stock, record such issuance in the records of the Company or its transfer agent and deliver such shares of Class A Common Stock to the Grantee following a Vesting Date. The Company may postpone such issuance, recording and delivery of the shares of Class A Common Stock if such proper documentation is not received by the Company. If proper documentation is not received by the Company within sixty (60) days of a Vesting Date, the corresponding portion of the Award, in the sole discretion of the Committee, may be forfeited for no consideration.

8.
Regulatory Compliance. The Company may postpone issuing and recording the shares of Class A Common Stock to the Grantee issuable pursuant to this Agreement in the records of the Company or its transfer agent for such period as may be required to comply with any applicable requirements under any applicable securities laws, the listing requirements of any applicable stock exchange, and any requirements under any other applicable law, and the Company shall not be obligated to deliver any such shares of Class A Common Stock to the Grantee if either delivery thereof would constitute a violation of any provision of any law or of any regulation of any governmental authority or any applicable stock exchange. The Company shall not be liable to the Grantee or its representative for any damages relating from any delays in recording the issuance and delivery of shares to the Grantee in the records of the Company or its transfer agent or any mistakes or errors connected therewith.

9.
Effect Upon Service. Nothing contained in this Agreement or in the Plan shall confer upon the Grantee any right with respect to the continuation of the Grantee’s Service with the Company or interfere in any way with the right of the Company, subject to the terms of any separate agreement to the contrary, at any time to terminate such Service.

10.
Reference to the Plan. The Award has been granted pursuant to and subject to the provisions of the Plan, which are hereby incorporated herein by reference. Except as otherwise provided herein, in the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern. All capitalized terms that are used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

11.
Determinations. The Committee has the power to interpret the Plan and this Agreement and to administer, interpret and apply the Plan in respect of the Performance Restricted Stock Units in a manner consistent with the terms thereof and hereof (including, but not limited to, determining, in is sole and absolute discretion, whether any Performance Restricted Stock Units have vested and whether any unvested Performance Restricted Stock Units of the Grantee may be accelerated and the corresponding Vesting Date thereof). Each determination, interpretation or other action made or taken pursuant to the provisions of this Agreement by the Committee shall be final and conclusive for all purposes and shall be binding upon all persons, including, without limitation, the Company and the Grantee, and the Grantee’s respective successors and assigns.

12.
Incentive Compensation Recoupment Policy. The Award and the underlying Performance Restricted Stock Units are subject to recoupment in accordance with the Company’s Incentive Compensation Recoupment Policy in effect from time to time.

13.
Section 409A of the Code. It is intended that the Performance Restricted Stock Units are exempt from Sections 409A and 457A of the U.S. Internal Revenue Code of 1986 (as amended, the “Code”) pursuant to the “short-term deferral” rule applicable to each such section, as set forth in the regulations or other guidance published thereunder. Notwithstanding the foregoing, the Grantee shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on the Grantee in connection with the Award (including any taxes and penalties under Sections 409A and 457A of the Code), and neither the Company nor any of its Subsidiaries shall have any obligation to indemnify or otherwise hold the Grantee harmless from any or all of such taxes or penalties.

14.
Acceptance of Award. The grant of Performance Restricted Stock Units evidenced by this Agreement shall be forfeited for no consideration if this Agreement is not accepted by the Grantee by executing and returning a copy of this Agreement to the Company within ninety (90) days of the date hereof.

15.
Amendment. The Grantee hereby consents to any amendment to this Agreement in any way the Committee deems necessary or advisable to comply with or satisfy exemption from Sections 409A and 457A of the Code, to carry out the purpose of the grant, or in connection with any change in applicable laws or regulation or any future law or regulation. Except as provided above, any amendment to this Agreement must be in writing and signed by the Company and the Grantee.

16.	Governing Law. This Agreement and all determinations made and actions taken pursuant hereto shall be governed by the laws of Bermuda.

17.
Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been included.

18.	Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
Signatures appear on following page

IN WITNESS WHEREOF, the parties have executed this Agreement as of the [•] day of [•], 2015.
CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
By:
Name:
Title:
GRANTEE
Signed:
[•]

Annex A
Performance-Based Vesting Conditions

1.	For purposes of this Agreement, the following definitions shall apply:
“Confirmation” shall mean a determination of the Committee of cumulative OIBDA and cumulative FCF that have been achieved in respect of any applicable Performance Period and the amount of any Award earned as of the Second Anniversary Early Vesting Date, the Third Anniversary Early Vesting Date or the Final Vesting Date, which confirmation shall be issued as soon administratively feasible following the end of the applicable Performance Period and in no event later than the Second Anniversary Early Vesting Date, the Third Anniversary Early Vesting Date or the Final Vesting Date, as applicable. The determination of the Committee shall be final and binding.
“FCF” shall mean unlevered free cash flow, which is defined as cash flows from continuing operating activities plus cash paid for interest or the commitment or guarantee fees to Time Warner Inc., less purchases of property, plant and equipment, net of the proceeds of disposals of property, plant and equipment. FCF excludes the cash impact of certain unusual or infrequent items that are not included in costs charged in arriving at OIBDA. FCF for any applicable Performance Period shall be calculated as of December 31 for each year of the applicable Performance Period using exchange rates from the Company’s 2015 budget.
“Four-Year Performance Period” shall mean the period from January 1, 2015 through December 31, 2018.
“OIBDA” includes amortization and impairment of program rights and is determined as operating income / loss before depreciation, amortization of intangible assets, impairments of assets and certain unusual or infrequent items that are not considered by our chief operating decision makers when evaluating our performance (which unusual or infrequent items shall correspond to items excluded from OIBDA in the Company’s Annual Report on Form 10-K for the corresponding year of the applicable Performance Period). OIBDA for any applicable Performance Period shall be calculated as of December 31 for each year of the applicable Performance Period using exchange rates from the Company’s 2015 budget.
“Performance Period” means any of the Two-Year Performance Period, the Three-Year Performance Period or the Four-Year Performance Period, as applicable.
“Second Anniversary Target FCF” means the cumulative amount of FCF for the Two-Year Performance Period that is established by the Committee as set forth in the Notice of Target Amounts.
“Second Anniversary Target OIBDA” means the cumulative amount of OIBDA for the Two-Year Performance Period that is established by the Committee as set forth in the Notice of Target Amounts.
“Target FCF” means the cumulative amount of FCF for the Four-Year Performance Period that is established by the Committee as set forth in the Notice of Target Amounts that correlates to the Target FCF Award.
“Target FCF Maximum” means the cumulative amount of FCF for the Four-Year Performance Period that is established by the Committee as set forth in the Notice of Target Amounts that correlates to 200% of the Target FCF Award.
“Target FCF Minimum” means the cumulative amount of FCF for the Four-Year Performance Period that is established by the Committee as set forth in the Notice of Target Amounts that correlates to 50% of the Target FCF Award.
“Target FCF Award” means [•] PRSUs, representing 50% of the Target.
“Target OIBDA” means the cumulative amount of OIBDA for the Four-Year Performance Period that is established by the Committee as set forth in the Notice of Target Amounts that correlates to the Target OIBDA Award.
“Target OIBDA Maximum” means the cumulative amount of OIBDA for the Four-Year Performance Period that is established by the Committee as set forth in the Notice of Target Amounts that correlates to 200% of the Target OIBDA Award.
“Target OIBDA Minimum” means the cumulative amount of OIBDA for the Four-Year Performance Period that is established by the Committee as set forth in the Notice of Target Amounts that correlates to 50% of the Target OIBDA Award.
“Target OIBDA Award” means [•] PRSUs, representing 50% of the Target.
“Third Anniversary Target FCF” means the cumulative amount of FCF for the Three-Year Performance Period that is established by the Committee as set forth in the Notice of Target Amounts.
“Third Anniversary Target OIBDA” means the cumulative amount of OIBDA for the Three-Year Performance Period that is established by the Committee as set forth in the Notice of Target Amounts.
“Three-Year Performance Period” shall mean the period from January 1, 2015 through December 31, 2017.
“Two-Year Performance Period” shall mean the period from January 1, 2015 through December 31, 2016.
“Total Award” means the amount of the Target OIBDA Award based on the level of cumulative OIBDA achieved for the Four-Year Performance Period and the amount of the Target FCF Award based on the level of cumulative FCF achieved for the Four-Year Performance Period earned on the Final Vesting Date.
“Vesting Date” means any of the Second Anniversary Early Vesting Date, the Third Anniversary Early Vesting Date or the Final Vesting Date (in each case as defined below), as applicable.

2.	Subject to Sections 2(b), (c) and (d) of this Agreement and the receipt of Confirmation, the Award will become vested on March 13, 2019 (the “Final Vesting Date”) as follows:

a.	200% of the Target OIBDA Award will vest if the Company has achieved the Target OIBDA Maximum;

b.	200% of the Target FCF Award will vest if the Company has achieved the Target FCF Maximum;

c.	100% of the Target OIBDA Award will vest if the Company has achieved Target OIBDA;

d.	100% of the Target FCF Award will vest if the Company has achieved the Target FCF;

e.	50% the Target OIBDA Award will vest if the Company has achieved the Target OIBDA Minimum;

f.	50% of the Target FCF Award will vest if the Company has achieved the Target FCF Minimum;

g.	0% of the Target OIBDA Award will vest on the Final Vesting Date if the Company has achieved less than the Target OIBDA Minimum; and

h.	0% of the Target FCF Award will vest on the Final Vesting Date if the Company has achieved less than the Target FCF Minimum;
provided, that the percentage of the Target OIBDA Award that will vest in the event cumulative OIBDA as of the end of the Four-Year Performance Period is between the Target OIBDA Maximum and the Target OIBDA or between the Target OIBDA and the Target OIBDA Minimum and the percentage of the Target FCF Award that will vest in the event the cumulative FCF as of the end of the Four-Year Performance Period is between the Target FCF Maximum and the Target FCF or between the Target FCF and the Target FCF Minimum will be determined by interpolating on a straight-line basis; and provided, further that the amount of the Total Award that will vest on the Final Vesting Date will be reduced by the amount of the Award that vests on the Second Anniversary Early Vesting Date and the Third Anniversary Early Vesting Date (if any).

3.
Subject to Sections 2(b), (c) and (d) of this Agreement and receipt of Confirmation and notwithstanding anything to the contrary herein, an amount of 25% of Target (representing [•] PRSUs) will vest on March 13, 2017 (the “Second Anniversary Early Vesting Date”) if and only to the extent the Company has achieved both (i) the Second Anniversary Target OIBDA and (ii) the Second Anniversary Target FCF.

4.
Subject to Sections 2(b), (c) and (d) of this Agreement and receipt of Confirmation and notwithstanding anything to the contrary herein, 25% of Target (representing [•] PRSUs) will vest on March 13, 2018 (the “Third Anniversary Early Vesting Date”) if and only to the extent the Company has achieved both (i) the Third Anniversary Target OIBDA and (ii) the Third Anniversary Target FCF.

5.
In the event 25% of Target (representing [•] PRSUs) becomes vested on the Second Anniversary Early Vesting Date pursuant to clause 3 above, then the Total Award shall be reduced by such number of PRSUs, provided, that the Total Award is not less than zero. In the event 25% of Target (representing [•] PRSUs) is vested on the Third Anniversary Early Vesting Date pursuant to clause 4 above, then the Total Award shall be reduced by such number of PRSUs, provided, that the Total Award is not less than zero. For the avoidance of doubt, any PRSUs that vest on the Second Anniversary Early Vesting Date or the Third Anniversary Early Vesting Date will not be affected or subject to adjustment based on the size of the Total Award.

6.
Any PRSUs that do not vest as of the Final Vesting Date and which have not previously been forfeited pursuant to the terms of this Agreement will automatically terminate as of the Final Vesting Date and shall immediately be forfeited to the Company without payment of any consideration for the PRSUs, and the Grantee will have no further right, title or interest in or to such PRSUs or the underlying shares of Class A Common Stock.

7.
In the event of a financing or corporate transaction that has a material impact on OIBDA or FCF that is not contemplated in the Company’s 2015 budget, the Compensation Committee may determine in its sole discretion in good faith a reasonable adjustment to the cumulative OIBDA or the cumulative FCF for any applicable Performance Period.

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Annex B
Effect of a Change of Control or Time Warner Transaction

1.	For purposes of this Agreement, the following definitions shall apply:
“Change of Control” means:
(i)    the consummation of any amalgamation, consolidation or merger of the Company pursuant to which the shareholders of the Company immediately prior to the amalgamation, merger or consolidation do not constitute, immediately after the amalgamation, consolidation or merger, the beneficial owners (within the meaning of Rule 13d-3 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of 50% or more of the voting power of the then outstanding securities of the Company (or the surviving entity) generally entitled to vote in the election of directors; provided, that any amalgamation, consolidation, merger or other business combination effected solely to change the domicile of the Company shall not constitute a Change of Control;
(ii)    the occurrence of an event the result of which is that any “person” or “group” of related persons (as defined in Section 13(d) and 14(d)(2) of the Exchange Act), becomes the beneficial owner, directly or indirectly, of securities representing more than 50% of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors;
(iii)    the sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company and its Affiliates to an unaffiliated third party or the liquidation or dissolution of the Company; or
(iv)    a change in the composition of the Board in any two-year period, such that a majority of the members of the Board are not (A) persons who were directors at the beginning of such period or (B) persons who are elected, or nominated for election, to the Board by an affirmative vote of the majority of the such directors (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Board);
provided, however, that (I) a Change of Control shall not include a Time Warner Transaction, and (II) for purposes of any Award or subplan that may constitute deferred compensation within the meaning of Code section 409A, the Committee, in its discretion, may specify a different definition of Change of Control in order to comply with or cause an Award to be exempt from the provisions of Code section 409A.
“Delisting Event” means an event or circumstance in connection with or following a Time Warner Transaction whereby the Company is no longer publicly traded with its shares of Class A common stock listed on the NASDAQ Global Market.
“Disposition Event” means any sale or disposition in connection with or following a Time Warner Transaction or pursuant to the exercise of consent rights by Time Warner in effect from time to time as a result of which the Company ceases to own a material portion of its assets.
“Employment Contract” means the employment contract dated [•] between the Grantee and CME Media Services Limited, as amended, amended and restated, otherwise modified or superseded from time to time.
[“Good Reason” means a material breach of the Employment Contract by CME Media Services Limited which results in the termination of the Employment Contract by the Grantee pursuant to clause [•] thereof.]
“Qualifying Termination Event” means a termination of the Grantee’s employment with the Company or any Affiliate (i) [by the Grantee for Good Reason, (ii)] by the Company or such Affiliate which is not a Termination for Cause, provided, that such termination by the Company or such Affiliate occurs within twelve months of a Time Warner Transaction, or (iii) by the Company or such Affiliate which is not a Termination for Cause, provided, that such termination by the Company or such Affiliate occurs within twelve months of either a Delisting Event or a Disposition Event.
“Termination for Cause” shall have the meaning assigned to it in clause [•] of the Employment Contract.
“Time Warner Transaction” means (i) any transaction or event (including the exercise of conversion rights under any convertible security) the result of which is that Time Warner Inc. becomes the beneficial owner, directly or indirectly, of securities (including any securities attributed to it as part of a group under Section 13(d) of the Exchange Act) representing more than 50% of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors; or (ii) the consummation of any amalgamation, consolidation or merger of the Company pursuant to which the shareholders of the Company immediately prior to the amalgamation, merger or consolidation do not constitute, immediately after the amalgamation, consolidation or merger, the beneficial owners (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the voting power of the then outstanding securities of the Company (or the surviving entity) generally entitled to vote in the election of directors; provided, that Time Warner Inc. is the beneficial owner of 20% of the voting power of the then outstanding securities of the Company (or the surviving entity) generally entitled to vote in the election of directors following such amalgamation, consolidation or merger. For the avoidance of doubt, in the event Time Warner Inc. is the beneficial owner of less than 20% of the voting power of the then outstanding securities of the Company (or the surviving entity) generally entitled to vote in the election of directors following such amalgamation, consolidation or merger, such transaction shall constitute a Change of Control.

2.
In the event of a Change of Control, the performance conditions for awards of Performance Restricted Stock Units that have not previously vested will lapse and an amount equal to (i) the number of PRSUs determined in accordance with clause 2 of Annex A based on a performance level that would result from (A) the sum of the cumulative actual OIBDA for each fiscal year of the Four-Year Performance Period completed prior to the Change of Control and the amount of Target OIBDA for each fiscal year of the Four-Year Performance Period that was not completed prior to the Change of Control, plus (B) the sum of the cumulative actual FCF for each fiscal year of the Four-Year Performance Period completed prior to the Change of Control and the amount of Target FCF for each fiscal year of the Four-Year Performance Period that was not completed prior to the Change of Control, minus (ii) the amount of PRSUs that have vested on the Second Anniversary Early Vesting Date and the Third Anniversary Early Vesting Date, if either has occurred prior to the Change of Control, will fully vest immediately prior to such Change of Control.

3.
In the event of a Time Warner Transaction and the Company continues to be publicly traded with its shares of Class A common stock listed on the NASDAQ Global Market, the PRSUs granted hereunder will continue to vest in accordance with the performance conditions set out in Annex A until the earliest to occur of (i) the Final Vesting Date, (ii) a Qualifying Termination Event, (iii) subject to clause 4 below, a Delisting Event, or (iv) subject to clause 4 below, a Disposition Event.

In connection with a Qualifying Termination Event, the performance conditions for awards of Performance Restricted Stock Units that have not previously vested will lapse and an amount equal to (i) the number of PRSUs determined in accordance with clause 2 of Annex A based on a performance level that would result from (A) the sum of the cumulative actual OIBDA for each fiscal year of the Four-Year Performance Period completed prior to such Qualifying Termination Event and the amount of Target OIBDA for each fiscal year of the Four-Year Performance Period that was not completed prior to the Qualifying Termination Event, plus (B) the sum of the cumulative actual FCF for each fiscal year of the Four-Year Performance Period completed prior to the Qualifying Termination Event and the amount of Target FCF for each fiscal year of the Four-Year Performance Period that was not completed prior to the Qualifying Termination Event minus (ii) the amount of PRSUs that have vested on the Second Anniversary Early Vesting Date and the Third Anniversary Early Vesting Date (if any) will fully vest immediately prior to such Qualifying Termination Event.

4.
In connection with a Delisting Event or a Disposition Event, the performance conditions for awards of Performance Restricted Stock Units that have not previously vested will lapse and an amount equal to (i) the number of PRSUs determined in accordance with clause 2 of Annex A based on a performance level that would result from (A) the sum of the cumulative actual OIBDA for each fiscal year of the Four-Year Performance Period completed prior to such Delisting Event or Disposition Event and the amount of Target OIBDA for each fiscal year of the Four-Year Performance Period that was not completed prior to such Delisting Event or Disposition Event, plus (B) the sum of the cumulative actual FCF for each fiscal year of the Four-Year Performance Period completed prior to such Delisting Event or Disposition Event and the amount of Target FCF for each fiscal year of the Four-Year Performance Period that was not completed prior to such Delisting Event or Disposition Event minus (ii) the amount of PRSUs that have vested on the Second Anniversary Early Vesting Date and the Third Anniversary Early Vesting Date (if any) will fully vest immediately prior to such Delisting Event or Disposition Event.

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